Tammie Lee
Attorney at Law
95 Wall Street
New York, NY 10005
(202)858-8144

                                        April 27, 1998


First Investors Corporation
First Investors Single Payment and Periodic
 Payment Plans for the Accumulation of Shares
 of First Investors Global Fund, Inc.
95 Wall Street
New York, New York  10005

Gentlemen:

     As special counsel to First Investors Corporation (the "Sponsor"), I am familiar with First Investors Single Payment and Periodic Payment Plans for the Accumulation of Shares of First Investors Global Fund, Inc.("Global Plan") and Post-Effective Amendment No. 72 to the registration statement on Form S-6 (the "Registration Statement") covering the shares represented by First Investors Periodic Payment Plan Certificates ("Shares") to which this opinion is an exhibit, filed by the Sponsor pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended. I have examined copies, believed by me to be genuine, of the Sponsor's Articles of Incorporation, By-laws and other documents, and such questions of law as I have deemed necessary as a basis for this opinion.

     Based upon such examination, I am of the opinion that the Shares when issued in accordance with the terms contemplated by the Registration Statement, including receipt by the Sponsor of full payment for the Shares and compliance with the Securities Act of 1933 and the Investment Company Act of 1940, the Shares will be legally issued, fully paid and nonassessable. I hereby consent to the filing of the opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,
                                        /s/Tammie Lee

                                        Tammie Lee
                                        AssistantCounsel